Exhibit 10.1

AMENDMENT NO. 1 TO THE

QUALSTAR CORPORATION

2017 STOCK OPTION AND INCENTIVE PLAN

This Amendment to the Qualstar Corporation 2017 Stock Option and Incentive Plan (this “Amendment”) is made and entered into effective as of July 8, 2019 (the “Effective Date”), by Qualstar Corporation, a California corporation (the “Company”).

RECITALS

WHEREAS, the Company previously adopted the Qualstar Corporation 2017 Stock Option and Incentive Plan (the “Plan”), effective as of June 13, 2017;

WHEREAS, pursuant to Section 18 of the Plan, the Company’s Board of Directors (the “Board”) may amend or discontinue the Plan, at any time, subject to approval by the Company’s stockholders entitled to vote at a meeting;

WHEREAS, on May 23, 2019, the Board approved an increase to the number of shares of the Company’s Common Stock reserved for issuance under the Plan by 100,000 shares to a total of 300,000 shares (the “Plan Reserve Increase”), to be made effective upon the requisite approval by the Company’s stockholders (the “Stockholders”);

WHEREAS, on July 8, 2019, the Stockholders approved the Plan Reserve Increase, pursuant to a vote held at the Company’s 2019 Annual Meeting of Stockholders; and

WHEREAS, to record and effectuate the adoption of the Plan Reserve Increase, the Company has caused its authorized officer to execute this Amendment.

AGREEMENT

NOW THEREFORE, the Company hereby agrees as follows:

1.           Section 3(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 300,000 shares subject to adjustment as provided in Section 3(c). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed 300,000, subject in all cases to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any Awards under the Plan or the shares of common stock of the Company under the Company’s 2008 Stock Incentive Plan, as amended, that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 100,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.”

2.           Except as expressly modified by this Amendment, the Plan remains in full force and effect pursuant to its terms. All references to the Plan in other documentation shall be deemed to be a reference to the Plan as amended by this Amendment.

3.           This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to the conflict of laws provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed effective as of the date first written above.

Qualstar Corporation

By:      /s/STEVEN N. BRONSON

Name: Steven N. Bronson

Title: Chief Executive Officer

Signature Page to Qualstar Corporation 2017 Stock option and Incentive Plan Amendment